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                                                               EXHIBIT NO. 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Carolina Power & Light Company on Form S-4 of our report dated February 9, 1999, appearing in the Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Raleigh, North Carolina
May 7, 1999